EXHIBIT 4(e)



WEST PENN POWER COMPANY

TO

THE CHASE MANHATTAN BANK
(National Association),
                                      as Trustee



_____________


Supplemental Indenture

Dated as of




_____________








Supplemental to First Mortgage
Dated March 1, 1916

       SUPPLEMENTAL INDENTURE, dated as of               ,19   between WEST PENN
POWER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company"), having its principal office at 800 Cabin Hill Drive, Greensburg, Westmoreland
County, Pennsylvania, party of the first part, and THE CHASE MANHATTAN BANK (National Association), a national banking association existing under the laws of the United States of America, as Trustee under the First
Mortgage hereinafter mentioned (hereinafter called the "Trustee"), having its principal corporate trust office at 4 Chase MetroTech Center, Brooklyn, New York, New York 11245, party of the second part.

       The Company has heretofore executed and delivered its First Mortgage, dated March 1, 1916, to The Equitable Trust Company of New York, as Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series and said First Mortgage has been supplemented by indentures supplemental thereto, including the Supplemental Indentures dated as of March 1, 1940, May 1, 1944, March 1, 1948, March 1, 1949, October 1,
1949, April 1, 1952, April 1, 1954, July 1, 1957, March 1, 1962,
December 1, 1965, July 1, 1980, June 1,1989, February 1, 1991, December 1, 1991, August 1, 1992, September 1, 1992, June 1, 1993, June 1, 1993 and
August 1, 1994 (said First Mortgage as so supplemented being hereinafter called the "Original Indenture").

       The Chase National Bank of the City of New York was the successor by consolidation to The Equitable Trust Company of New York and the Trustee is successor by merger to The Chase National Bank of the City of New York and as such has become and now is the Trustee under the Original Indenture.

       In accordance with the terms and provisions of the Original Indenture there have been issued and are now outstanding thereunder $654,000,000 principal amount of First Mortgage Bonds consisting of:

       Principal Amount                Series                   Maturing

         $ 27,000,000              Series U, 4-7/8%            Dec. 1, 1995
           30,000,000              Series EE, 9%               June 1, 2019
          100,000,000              Series FF, 8-7/8%           Feb. 1, 2021
           70,000,000              Series GG, 7-7/8%           Dec. 1, 2004
           45,000,000              Series HH, 7-3/8%           Aug. 1, 2007
          135,000,000              Series II, 7-7/8%           Sept. 1, 2022
          102,000,000              Series JJ, 5-1/2%           June 1, 1998
           80,000,000              Series KK, 6-3/8%           June 1, 2003
           65,000,000              Series LL, 8-1/8%           August 1, 2024

         The Company proposes to issue and sell for cash $
principal amount of a new series of First Mortgage Bonds, to mature      1,  ,
to bear interest from            1,     at the rate of       % per annum,
to be designated as First Mortgage Bonds Series   ,      % (hereinafter
sometimes called the "Bonds of Series   "), to be issued only in fully
registered form, and to be issued under Sections 3 or 8 of Article I of the Original Indenture, and the Company has duly authorized such issue and sale.

         The Company, pursuant to resolutions of its Board of Directors, has duly resolved and determined to execute this Supplemental Indenture for the purpose of entering into certain covenants in addition to the covenants contained in the Original Indenture, such additional covenants to remain in force and effect as long, but only as long, as any of said Bonds of Series remain outstanding under the Original Indenture.

         All conditions and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         That West Penn Power Company, for itself and its successors, in consideration of the premises and of One Dollar, to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Original Indenture, as follows:

                                           PART I

                                     ADDITIONAL ARTICLE

        The Original Indenture is hereby supplemented as provided in this
Part I by adding thereto the following new article, to be added after Article
II     of the Original Indenture:

                                        ARTICLE II

         The term Original Indenture as used in this Article means the First Mortgage of the Company, dated March 1, 1916, as supplemented prior to the date of this Supplemental Indenture by indentures supplemental thereto, including the Supplemental Indentures dated as of March 1, 1940, May 1, 1944, March 1, 1948, March 1, 1949, October 1, 1949, April 1, 1952, April 1, 1954,
July 1, 1957, March 1, 1962, December 1, 1965, July 1, 1980, June 1,
1989, February 1, 1991, December 1, 1991, August 1, 1992, September 1, 1992,
June 1, 1993, June 1, 1993 and August 1, 1994. Unless otherwise indicated, all references in this Article to Articles and Sections are to Articles and Sections of the Original Indenture.

         The Company hereby covenants, as long, but only as long, as any of
the First Mortgage Bonds, Series   ,      % of the Company remain
outstanding, as follows:

         SECTION 1. Whether or not the Bonds of Series U, EE, FF, GG, HH, II, JJ, KK or LL issued under the Original Indenture remain outstanding, the covenants contained in Section 1 of Article II B, Section 6 of Article II E, Sections 4, 5 and 6 of Article II F and Section 6 of Article II G shall remain in full force and effect.

         SECTION 2. No permanent improvements, extensions or additions to or about the plants or property of the Company made prior to December 1, 1948 in excess of an aggregate of $3,600,000 of such permanent improvements, extensions or additions, calculated on the basis of the actual cash cost or fair value to the Company, whichever is less, shall be used as the basis for the issuance of bonds or the withdrawal of cash under any provisions of the Original Indenture or as a credit against the Renewal and Replacement
Fund provided for in Section 4 of Article IIG (the "Renewal and Replacement Fund"). In connection with any request to the Trustee for any such authentication and delivery of bonds or such withdrawal of cash or in connection with any such taking by the Company of any such credit, the Company shall furnish to the Trustee a certificate signed by the President or a Vice President of the Company containing an appropriate statement evidencing compliance with the provisions of this Section. Such certificate shall comply with the requirements of Section 5 of Article V A. In lieu of furnishing such a separate certificate, such statement may be included in another certificate then being furnished to the Trustee, signed by the President or a Vice President of the Company and complying with the requirements of Section 5 of Article V A.

         SECTION 3.  The Company hereby agrees that redemptions of Bonds of
Series    during any 12-month period beginning May 1 pursuant to
Article V of the Original Indenture may not exceed the greater of
(a) 1% of the aggregate principal amount ($       ) of the Bonds
of Series    originally issued or (b) the lowest percentage so redeemed
(zero, if none are redeemed) of any other series of bonds then redeemable during such 12-month period relative to the respective aggregate principal amount of bonds of such other series originally issued.

                                           PART II

         Whether or not any Bonds of Series S issued under the Original Indenture are outstanding, the amendment of Section 8 of Article I of the Original Indenture as set forth in Part II of the aforesaid Supplemental Indenture dated as of March 1, 1962 shall remain in full force and effect as
long as any of the Bonds of Series    are outstanding.

                                          PART III

                                        MISCELLANEOUS

         The Company, and the holders of Bonds of Series   , by their
acceptance and holding thereof, hereby consent and agree that (i) the Company
may redeem Bonds of Series    or any other Series on an interest payment
day or any other day, (ii) interest on Bonds of Series    or
any other Series may be paid to persons in whose names such bonds are registered on such record date or dates, and in accordance with such implementing provisions and with such exceptions thereto, as may be established by the Board of Directors of the Company in creating the bonds of such Series,
(iii) the Bonds of Series    and of any other Series may be executed
on behalf of the Company, and its corporate seal may be attested, by the use of facsimile signatures, and (iv) in computing "net earnings of the Company applicable to the payment of interest" under Sections 3 and 8 of Article I, no deduction shall be made for any income, excess profits or other taxes measured by or dependent on income.

         The recitals contained herein and in the Bonds of Series    shall
be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity of this Supplemental Indenture.
All of the provisions of the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable to this Supplemental Indenture as fully and with like effect as if set forth herein in full.

         The Company hereby confirms, mortgages and conveys to the Trustee as security for all bonds heretofore or hereafter issued hereunder all real estate and other property heretofore mortgaged or conveyed to the Trustee by the Original Indenture, except insofar as the property covered thereby may have been or may be released pursuant to the provisions thereof.

         This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

         West Penn Power Company does hereby constitute and appoint Stanley I. Garnett, II, Esq., and Nancy H. Gormley, Esq., and each of them, to be its attorney for it, and in its name, and as and for its corporate act and deed to acknowledge this Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

         The Chase Manhattan Bank (National Association) does hereby constitute and appoint C. J. Heinzelmann to be its attorney for it, and in its name, and as and for its corporate act and deed to acknowledge this Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.


         IN WITNESS WHEREOF, WEST PENN POWER COMPANY has caused these presents to be signed in its corporate name by its Chief Executive Officer, its President or one of its Vice Presidents and sealed with its corporate seal, attested by its Secretary or one of its Assistant Secretaries; and THE
CHASE MANHATTAN BANK (National Association) has caused these presents to be signed in its corporate name by one of its Vice Presidents and sealed with its corporate seal, attested by one of its Assistant Secretaries, all as of the day and year first above written.

[CORPORATE SEAL]                              WEST PENN POWER COMPANY


                                              By ..............................
                                                  Chief Executive Officer
Attest:

...............................

     Assistant Secretary
Signed, sealed and delivered by
West Penn Power Company in the
presence of:

................................

................................


[CORPORATE SEAL]                                     THE CHASE MANHATTAN BANK
                                                      (NATIONAL ASSOCIATION)


                                                     By ........................
                                                           Vice President
Attest:

...............................

     Assistant Secretary
Signed, sealed and delivered by
The Chase Manhattan Bank (National Association) in the presence of:

................................

................................

STATE OF NEW YORK
COUNTY OF NEW YORK                 ss.:

         I HEREBY CERTIFY that on this      day of     ,     , before me, the
subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Nancy H. Gormley, the attorney for WEST PENN POWER COMPANY and one of the attorneys named in the foregoing Supplemental Indenture, and by virtue and in pursuance of the authority therein conferred upon him/her acknowledged the said Supplemental Indenture to be the act and deed of said West Penn Power Company.

         I FURTHER CERTIFY that I am not a stockholder, director or official of the said corporation.

         WITNESS my hand and notarial seal the day and year aforesaid.


                                                     .......................
                                                          Notary Public


[NOTARIAL SEAL]

STATE OF NEW YORK
COUNTY OF KINGS                    ss.:

         I HEREBY CERTIFY that on this      day of     , 19  , before me, the
subscriber, a Notary Public in and for the State and County aforesaid, personally appeared C. J. Heinzelmann, the attorney for THE CHASE MANHATTAN BANK (National Association) and the attorney named in the foregoing Supplemental Indenture, and by virtue and in pursuance of the authority therein conferred upon him/her acknowledged the said Supplemental Indenture to be the act and deed of said The Chase Manhattan Bank (National Association).

         I FURTHER CERTIFY that I am not a stockholder, director or official of the said corporation.

         WITNESS my hand and notarial seal the day and year aforesaid.


                                                     .......................
                                                          Notary Public


[NOTARIAL SEAL]

                                  CERTIFICATE OF RESIDENCE

         The Chase Manhattan Bank (National Association), mortgagee and Trustee within named, HEREBY CERTIFIES that its official name and its address are: The Chase Manhattan Bank (National Association), 4 Chase MetroTech Center, Brooklyn, NY 11245.

                                                     THE CHASE MANHATTAN BANK
                                                     (NATIONAL ASSOCIATION)


                                                     By .......................
                                                            Vice President


STATE OF NEW YORK )
COUNTY OF NEW YORK)                ss.:

         I, Eileen Beck, a Notary Public in and for the State and County of New York, do certify that Klaus Bergman who signed the writing above,
bearing date the     day of       , 19 , for West Penn Power Company, has
this day in my said County before me acknowledged the said writing to be the act and deed of said corporation.

         GIVEN under my hand and official seal this      day of     , 19  .



                                                     .......................
                                                          Notary Public


[NOTARIAL SEAL]

STATE OF NEW YORK)
COUNTY OF KINGS  )        ss.:

           I           , Notary Public in and for the State and County of
New York, do certify that C. J. Heinzelmann who signed the writing above,
bearing date the      day of       , 19  , for The Chase Manhattan Bank
(National Association), has this day in my said County before me acknowledged the said writing to be the act and deed of said corporation.

         GIVEN under my hand and official seal this      day of     , 19  .



                                                     .......................
                                                          Notary Public


[NOTARlAL SEAL]